Exhibit 1.7

ARTICLES OF AMENDMENT OF DRYSHIPS INC. Reg. No. 11911

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in accordance with Section 5 of the Business Corporations Act on NON RESIDENT

NON RESIDENT

January 20, 2017

/s/ Cynthia Ro
Deputy Registrar

ARTICLES OF AMENDMENT TO THE
AMENDED AND RESTATED ARTICLES OF INCORPORATION
OF
DRYSHIPS INC.
PURSUANT TO SECTION 90 OF
 THE MARSHALL ISLANDS BUSINESS CORPORATIONS ACT
I, Anthony Kandylidis, as the President and Chief Financial Officer of DryShips Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands (the "Corporation"), for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation pursuant to Section 90 of the Business Corporations Act, as amended, hereby certify that:
1.	The name of the Corporation is: DRYSHIPS INC.
2.	The Articles of Incorporation were filed with the Registrar of Corporations as of the 9th day of September 2004.
3.	Articles of Amendment were filed with the Registrar of Corporations on the 18th day of October 2004.
4.	Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations on the 31st day of January 2005.
5.	Articles of Amendment were filed with the Registrar of Corporations on the 14th day of September 2006.
6.	Articles of Amendment were filed with the Registrar of Corporations on the 17th day of January 2008.
7.
The Statement of Designations of rights, preferences and privileges of the Corporation's Series A Participating Preferred Stock was filed with the Registrar of Corporations on the 18th day of January 2008.

8.	The Statement of Designations of rights, preferences and privileges of the Corporation's Series A Convertible Preferred Stock was filed with the Registrar of Corporations on the 15th day of July 2009.
9.	The Statement of Designations of rights, preferences and privileges of the Corporation's Series B Preferred Stock was filed with the Registrar of Corporations on the 28th day of December 2015.

10.	Articles of Amendment were filed with the Registrar of Corporations on the 10th day of March 2016.
11.	The Statement of Designations, preferences and rights of the Corporation's Series C Convertible Preferred Stock was filed with the Registrar of Corporations on the 8th day of June 2016.
12.	Articles of Amendment were filed with the Registrar of Corporations on the 12th day of August 2016.
13.	The Statement of Designations of rights, preferences and privileges of the Corporation's Series D Preferred Stock was filed with the Registrar of Corporations on the 9th day of September 2016.
14.	Articles of Amendment were filed with the Registrar of Corporations on the 31st day of October 2016.
15.	The Statement of Designations, preferences and rights of the Corporation's Series E-1 Convertible Preferred Stock was filed with the Registrar of Corporations on the 16th day of November 2016.
16.	The Statement of Designations, preferences and rights of the Corporation's Series E-2 Convertible Preferred Stock was filed with the Registrar of Corporations on the 16th day of November 2016.
17.	Section D of the Amended and Restated Articles of Incorporation is hereby amended by adding the following paragraph:
"(f) Reverse Stock Split. Effective with the commencement of business on January 23, 2017, the Corporation shall effect a one-for-eight reverse stock split as to its issued shares of common stock, par value $0.01 per share. No fractional shares shall be issued and, in lieu thereof, holders of the Corporation's common stock, par value $0.01 per share, shall receive a cash payment. As a result of the reverse stock split, the number of issued shares of the Corporation's common stock, par value $0.01 per share, shall decrease from 69,357,841 to approximately 8,669,730 which may be further adjusted for the cancellation of fractional shares. The reverse stock split shall not change the number of registered shares of common stock, par value $0.01 per share, the Corporation is authorized to issue or the par value of the common stock. The stated capital of the Corporation shall be reduced from $693,578.41 to $86,697.30, which may be further adjusted for the cancellation of fractional shares, and the amount of $606,881.11, which may be further adjusted for the cancellation of fractional shares, is allocated to surplus."
18.	All of the other provisions of the Amended and Restated Articles of Incorporation shall remain unchanged.

19.
This amendment to the Amended and Restated Articles of Incorporation was authorized by vote of the holders of a majority of the voting power of the total number of shares of the Corporation issued and outstanding and entitled to vote thereon at the annual meeting of shareholders of the Corporation held on October 26, 2016, and by the Corporation's Board of Directors on January 18, 2017.

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IN WITNESS WHEREOF, I have executed this Amendment to the Amended and Restated Articles of Incorporation on this 20th day of January, 2017.
/s/ Anthony Kandylidis
Name: Anthony Kandylidis
Title: President and Chief Financial Officer